UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2012 (April 26, 2012)

RADIATION THERAPY SERVICES

HOLDINGS, INC.

 (Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-170812		26-1747745
(Commission File Number)		(I.R.S. Employer Identification No.)

2270 Colonial Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

(239) 931-7275
(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On April 26, 2012, Radiation Therapy Services, Inc. (the “RTS”), a wholly owned subsidiary of Radiation Therapy Services Holdings, Inc. (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and SunTrust Robinson Humphrey, Inc. (collectively, the “Initial Purchasers”) relating to the issuance and sale of $350.0 million aggregate principal amount of 8 7/8% senior secured second lien notes due 2017 at an issue price of 99.527% (the “Notes”).

The Notes will be issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes will be senior secured second lien obligations of RTS and will be guaranteed on a senior secured second lien basis by the Company and each of RTS’s existing and future direct and indirect domestic subsidiaries that is a guarantor under RTS’s senior secured revolving credit facility.

The purchase agreement contains customary representations, warranties and agreements by RTS. In addition, RTS has agreed to indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the initial purchasers may be required to make in respect of those liabilities. Subject to customary closing conditions, the sale of the Notes is expected to close on or about May 10, 2012.

RTS intends to use the net proceeds from the offering to repay or refinance a portion of its existing senior secured revolving credit facility and the Term Loan B portion of its senior secured credit facilities, pay fees and expenses related to the offering and for general corporate purposes. The closing of the offering of the Notes and the closing of RTS’s new revolving credit facility are each contingent upon the concurrent occurrence of the other.

This current report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to such document, a copy of which is attached hereto as Exhibit 1.1 and is incorporated into this item 1.01 by reference.

Item 7.01	Regulation FD Disclosure.

On April 27, 2012, the Company issued a press release announcing the pricing of the previously announced offering of Notes by RTS, a copy of which is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “forecast” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives, including, but not limited to, the Company’s proposed senior secured notes offering and entry into its new revolving credit facility.  These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to reductions in Medicare reimbursement, healthcare reform, decreases in payments by managed care organizations and other commercial payers and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission.  Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
1.1	Purchase Agreement, dated as of April 26, 2012, among Radiation Therapy Services, Inc., the guarantors named therein and the several purchasers named in Schedule I thereto.

99.1	Press Release, dated April 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIATION THERAPY SERVICES HOLDINGS, INC.

Date: April 27, 2012	By:	/s/ Bryan J. Carey
Name: Bryan J. Carey
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Purchase Agreement, dated as of April 26, 2012, among Radiation Therapy Services, Inc., the guarantors named therein and the several purchasers named in Schedule I thereto.

99.1	Press Release, dated April 27, 2012.